UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2016

MOLSON COORS BREWING COMPANY
(Exact name of registrant as specified in its charter)

Commission File Number: 1-14829

Delaware	84-0178360
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1801 California Street, Suite 4600, Denver, Colorado 80202
1555 Notre Dame Street East, Montréal, Québec, Canada, H2L 2R5
(Address of principal executive offices, including zip code)

(303) 927-2337 / (514) 521-1786
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 17, 2016, Mauricio Restrepo resigned from his position as Chief Financial Officer of Molson Coors Brewing Company (the “Company”), effective immediately. Mr. Restrepo resigned because of matters regarding personal conduct unrelated to the operations or financial statements of the Company. A copy of a Separation and General Release Agreement between the Company and Mr. Restrepo is attached hereto as Exhibit 10.1.
On November 17, 2016, the Company appointed Tracey Joubert, age 49, as its Chief Financial Officer. Ms. Joubert is currently the Executive Vice President and Chief Financial Officer of MillerCoors LLC, the Company’s wholly-owned subsidiary. Prior to entering that role in 2012, Ms. Joubert was vice president of finance, planning & analysis and controller, a position she held since the formation of MillerCoors in 2008. The Company has not yet determined Ms. Joubert’s compensation. The Company’s press release announcing Ms. Joubert’s appointment is attached hereto as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
10.1	Separation and General Release Agreement dated November 17, 2016
99.1	Press Release of Molson Coors Brewing Company dated November 17, 2016.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLSON COORS BREWING COMPANY

Date:	November 17, 2016	By:	/s/ E. Lee Reichert
E. Lee Reichert
Deputy Chief Legal Officer and Secretary

Exhibit Index

Exhibit No.	Description
10.1	Separation and General Release Agreement dated November 17, 2016
99.1	Press Release of Molson Coors Brewing Company dated November 17, 2016.